UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2011

Penson Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 765-1100

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2011, Penson Worldwide, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to its Second Amended and Restated Credit Agreement, dated as of May 6, 2010, with Regions Bank, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, the lenders party thereto and other parties thereto (as amended, the “Credit Agreement”). The Third Amendment, among other things, (1) provides that the maturity date of the Credit Agreement is March 31, 2012, unless the loans are repaid prior to such date; (2) reduces the total commitment to $7,000,000; and (3) modifies a number of covenants, including removing the application of certain financial covenants and eliminating the requirement to repay all outstanding loans for thirty days in each six month period. In connection with this amendment, the Company has repaid $18,000,000 of loans and has kept a $7,000,000 balance outstanding, providing the Company with additional financial flexibility during the remaining term of the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: December 9, 2011	/s/ Philip A. Pendergraft
Name: Philip A. Pendergraft
Title: Chief Executive Officer